EX-99.28(j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the use of our reports dated April 20, 2017 on the financial statements of the Driehaus Institutional Small Cap, L.P., Driehaus Small Cap Investors, L.P., Driehaus Small Cap Recovery Fund, L.P. and Driehaus Institutional Small Cap Recovery Fund, L.P. for the year ended December 31, 2016, the use of our reports dated April 15, 2016 on the financial statements of Driehaus Small Cap Investors, L.P., Driehaus Small Cap Recovery Fund, L.P. and Driehaus Institutional Small Cap Recovery Fund, L.P. for the year ended December 31, 2015 and to the use of our report dated July 27, 2017 on the financial statements of the Driehaus Institutional Small Cap, L.P. for the year ended December 31, 2015 in the Registration Statement (Form N-1A) of the Driehaus Mutual Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 124 under the Securities Act of 1933 (Registration No. 333-05265).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

July 28, 2017